Exhibit 10.59

Deed

Deed of release

William Westmore Purton

Synwood Pty Ltd (ACN 005 506 150)

Lancefield Management Pty Ltd (ACN 124 769 133)

And

Elixir Gaming Technologies, Inc

Dolphin Products Pty Ltd (ACN 004 241 945)

Dolphin Advanced Technologies Pty Ltd (ACN 007 081 996)

101 Collins Street Melbourne VIC 3000 Australia	Telephone +61 3 9288 1234 Facsimile +61 3 9288 1567
GPO Box 128A Melbourne VIC 3001 Australia	www.freehills.com DX 240 Melbourne

Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanoi Ho Chi Minh City Jakarta

Contents

	Table of contents

	The agreement		1

	Operative part		3

1	Payment		3

2	Release from Lease Guarantees		3

2A.	Patent Application No. PCT/AU2007/001736		3

3	Release by Purton Parties		4

4	Release by Elixir Parties		5

5	Benefit of Release		5

6	Settlement		6

7	Default		6

8	Confidentiality		7

9	Plea in bar		7

10	Costs and expenses		7

11	General		8
	11.1	Notices	8
	11.2	Governing law and jurisdiction	8
	11.3	Time of the essence	8
	11.4	Invalidity and enforceability	8
	11.5	Waiver	8
	11.6	Variation	9
	11.7	Assignment of rights	9
	11.8	Severability	9
	11.9	Entire agreement	9
	11.10	No reliance	9
	11.11	Counterparts	9

12	Interpretation		9
	12.1	Agreement components	9
	12.2	Interpretation	10
	12.3	Interpretation of inclusive expressions	10
	12.4	Business Day	11

	Signing page		12

1

The agreement

Deed of release

Date ▶ 17 June 2009

Between the parties

Plaintiffs/ Defendants by Counterclaim	William Westmore Purton Synwood Pty Ltd (ACN 005 506 150) Lancefield Management Pty Ltd (ACN 124 769 133) (together, the Purton Parties)

Defendants/ Plaintiffs by Counterclaim	Elixir Gaming Technologies, Inc Dolphin Products Pty Ltd (ACN 004 241 945) Dolphin Advanced Technologies Pty Ltd (ACN 007 081 996) (together, the Elixir Parties)

Background

1    At all material times, Dolphin Products Pty Ltd was the lessee under the Leases as defined by the Share Sale Agreement executed by William Purton, Synwood Pty Ltd and VendingData Corporation (now Elixir Gaming Technologies Inc) on or about 5 July 2006 (Share Sale Agreement), being the lease of:

(a)  590 Waterdale Road, Heidelberg West, Victoria 3081 dated 30 January 2004 (as varied or extended); and

(b)  600 Waterdale Road, Heidelberg West, Victoria 3081 dated 20 August 2000 (as varied or extended).

(together, the Leases)

2    On or about 20 August 1999 and 30 January 2004, William Purton provided to the lessor under the Leases, guarantees of the obligations of lessee, Dolphin Products Pty Ltd (together, the Lease Guarantees).

3    Pursuant to clause 9.2 of the Share Sale Agreement, within 90 days of the Completion Date (ie by 7 October 2006), Dolphin Products Pty Ltd must use its best endeavours to obtain the consent of the landlord of the Leases to release William Purton as a guarantor under the Leases (including providing an equivalent bank guarantee from a bank acceptable to the landlord for an amount equal to 12 months rent).

4    Pursuant to clause 9.3(a) of the Share Sale Agreement, from Completion (ie 10 July 2006) until such time as William Purton has been released as a guarantor under the Leases, Dolphin Products Pty Ltd will indemnify, and keep indemnified, William Purton against every claim arising out of or in relation to William Purton’s guarantee in relation to the Leases.

5    Dolphin Products Pty Ltd has not procured William Purton’s release from the Lease Guarantees and William Purton remains

The agreement

subject to the Lease Guarantees.

6    The Purton Parties commenced proceedings against the Elixir Parties in the Supreme Court of Victoria No. 2061 of 2007 (the Proceeding).

7    In November 2007, Elixir Gaming Technologies Inc and Dolphin Products Pty Ltd commenced a counterclaim against the Purton Parties (the Counterclaim).  Dolphin Advanced Technologies Pty Ltd is defined as ‘the Company’ at paragraph 61 of the Counterclaim (as amended) (although Dolphin Advanced Technologies Pty Ltd is not a party to the Counterclaim).

8    Together, the Proceeding and the Counterclaim constitute the dispute between the parties (Dispute). (Copies of the Amended Statement of Claim and Defence to Amended Statement of Claim and Amended Counterclaim are attached to this deed at Annexures 1 and 2).

9    The parties have agreed to settle the Dispute, on a without costs or admissions basis, in accordance with this deed.

10  The parties wish to release all conceivable claims against each other in respect of the subject matter of the Dispute, or any part of the Dispute, and the Share Sale Agreement (subject to this deed) whether or not all material facts are known to the party giving the release, and wish this deed to have effect in a manner that most effectively releases any claims of the parties against each other in respect of the subject matter of the Dispute or any part of the Dispute.

This deed witnesses	that in consideration of, among other things, the mutual promises contained in this deed, the parties agree as set out in the Operative part of this deed.

Operative part

1                                                  Payment

(a)                                          The Elixir Parties will pay to the Purton Parties on or before 23 June 2009 the sum of $US550,000 (United States Dollars Five Hundred and Fifty Thousand Only) inclusive of GST (the Settlement Sum) in full and final settlement of the Dispute.

(b)                                          The Settlement Sum must be paid to the Purton Parties by telegraphic transfer to the bank account with the following details:

Name:                                             Synwood Pty Ltd

BSB:                                                083-029

Account Number:                         SYNWOUSD01

SWIFT Code:                                NATAAU3303M

2                                                  Release from Lease Guarantees

(a)                                          Dolphin Products Pty Ltd must:

(1)                                         use its best endeavours to procure by 30 September 2009 the release of William Purton from the Lease Guarantees; and

(2)                                         continue to indemnify William Purton against every claim arising out of or in relation to the Lease Guarantees.

(b)                                          In the event that by 30 September 2009 Dolphin Products Pty Ltd has not procured the releases referred to in the preceding sub-paragraph:

(1)                                         it must continue to use its best endeavours to procure the releases until such time as the releases are granted or all potential liability of William Purton under the Lease Guarantees has been extinguished; and

(2)                                         it must continue to indemnify William Purton against any claim made against him pursuant to the Lease Guarantees.

(c)                                           Upon procuring releases of William Purton from the Lease Guarantees Dolphin Products Pty Ltd must send copies of the documents constituting those releases to the Purton Parties’ solicitors and until such time as such documents have been sent Dolphin Products Pty Ltd shall be regarded by all parties hereto not to have procured the releases required under this clause.

2A.             Patent Application No. PCT/AU2007/001736

(a)                                          Subject to the due payment of the Settlement Sum by the Elixir Parties pursuant to clause 1 above, William Westmore Purton shall :

(1)                                         Execute, as one of the inventors, the Assignment by Inventors (Assignment) and the Declaration for Patent Application (Declaration) in relation to patent

3 Release by Purton Parties

application serial no. PCT/AU2007/001736 (the Application) and deliver the original executed copies of the Assignment and Declaration to the Elixir Parties’ solicitors within 5 days from the date of payment of the Settlement Sum by the Elixir Parties (copies of the Assignment and Declaration are attached to this deed at Annexures 3 and 4); and

(2)                                        execute such other documents and/or do such other acts as reasonably necessary or required in relation to the Application without charge to the Elixir Parties, provided that, for the avoidance of doubt, and notwithstanding anything to the contrary contained in the Assignment or Declaration, all filing fees and charges for the Application and the fees of the relevant intellectual property agent (whether Connolly Bove Lodge & Hutz LLP or such other intellectual property agent as may from time to time be engaged by the Elixir Parties) in respect of the Application, shall be borne solely by the Elixir Parties.

3                 Release by Purton Parties

(a)                                          The Purton Parties hereby release and discharge the Elixir Parties and each of their related bodies corporate as defined in the Corporations Act 2001 (Cth) and the directors, servants and agents of each of them (Related Parties) severally from any claim, action, demand, suit or proceeding for damages, debt, restitution, equitable compensation, account, injunction, specific performance or any other remedy that the Purton Parties have or may have against the Elixir Parties or any of their Related Parties in respect of:

(1)                                         the subject matter of the Proceeding or any part of the Proceeding;

(2)                                         the subject matter of the Counterclaim or any part of the Counterclaim;

(3)                                         any thing touching upon, concerning or related to the Dispute including, without limitations, any damage, loss, cost or expense (including legal costs) suffered as a result of the Dispute; and

(4)                                         any thing touching upon, concerning or related to the Share Sale Agreement (subject to this deed),

whether arising at common law, in equity, or under statute or otherwise (the Released Matters).

(b)                                          In support of the release in (a) above, the Purton Parties:

(1)                                         covenant with the Elixir Parties and each of their Related Parties severally not to claim, sue or take any action against the Elixir Parties or any of their Related Parties in respect of the Released Matters; and

(2)                                         must indemnify the Elixir Parties and each of their Related Parties severally against all damage, loss, cost or expense arising from any claim, action, demand, suit or proceeding brought or threatened by any of the Purton Parties or their Related Parties against the Elixir Parties or any of their Related Parties in respect of the Released Matters.

(c)                                           For the avoidance of doubt, nothing in clauses 3(a) and 3(b):

(1)                                         prevents the Purton Parties or their Related Parties from  commencing  a proceeding to enforce their rights under this deed; and

(2)                                         affects Dolphin Products Pty Ltd’s obligations pursuant to clause 2 of this deed.

4 Release by Elixir Parties

4                                                  Release by Elixir Parties

(a)                                          The Elixir Parties hereby release and discharge the Purton Parties and each of their related bodies corporate as defined in the Corporations Act 2001 (Cth) and the directors, servants and agents of each of them (Related Parties) severally from any claim, action, demand, suit or proceeding for damages, debt, restitution, equitable compensation, account, injunction, specific performance or any other remedy that the Elixir Parties have or may have against the Purton Parties or any of their Related Parties in respect of:

(1)                                         the subject matter of the Proceeding or any part of the Proceeding;

(2)                                         the subject matter of the Counterclaim or any part of the Counterclaim; and

(3)                                         any thing touching upon, concerning or related to the Dispute including, without limitations, any damage, loss, cost or expense (including legal costs) suffered as a result of the Dispute;

(4)                                         any thing touching upon, concerning or related to the Share Sale Agreement (subject to this deed),

whether arising at common law, in equity, or under statute or otherwise (the Released Matters).

(b)                                          In support of the release in (a) above, the Elixir Parties:

(1)                                         covenant with the Purton Parties and each of their Related Parties severally not to claim, sue or take any action against the Purton Parties or any of their Related Parties in respect of the Released Matters; and

(2)                                         must indemnify the Purton Parties and each of their Related Parties severally against all damage, loss, cost or expense arising from any claim, action, demand, suit or proceeding brought or threatened by any of the Elixir Parties or their Related Parties against the Purton Parties or any of their Related Parties in respect of the Released Matters.

(c)                                           For the avoidance of doubt nothing in clauses 4(a) and 4(b):

(1)                                         prevents the Elixir Parties or their Related Parties from commencing a proceeding to enforce their rights under this deed; and

(2)                                         affects William Westmore Purton’s obligations pursuant to clause 2A of this deed.

5                                                  Benefit of Release

Without prejudice to the ability of each party and each Related Party to enforce this deed for its own benefit, each party holds the benefit of each release, discharge, indemnity and covenant not to sue contained in this deed to the extent that it is expressed to apply in favour of its Related Parties on trust for each of its Related Parties.

6 Settlement

6                                                  Settlement

Each party must at its expense:

(a)                                          do everything required to be done by it to settle the Dispute in accordance with this deed;

(b)                                          consent to short minutes of order in the form of Annexure 5; and

(c)                                           bear its own costs in the Dispute.

7                                                  Default

(a)                                          In the event of default in payment by the Elixir Parties of the Settlement Sum payable under clause 1 above or any part thereof, the Purton Parties shall be at liberty to commence a proceeding to enforce their rights under this deed and apply for judgment for the unpaid balance of the Settlement Sum plus interest from the date of default at the rate prescribed under the Penalty Interest Rates Act 1983 (Vic) plus the costs of applying for judgment and it is hereby further agreed that:

(1)                                         this Deed may be produced as evidence of the Elixir Parties’ irrevocable consent to such judgment; and

(2)                                         an affidavit by a solicitor acting for the Purton Parties to the effect that the said sum or any part of it has not been received by the Purton Parties shall be sufficient evidence of same.

(b)                                          In the event of default by the Elixir Parties or any one of them in any promise made under this Deed other than the promise to pay the Settlement Sum, the parties agree that the following provisons shall apply:

(1)                                         The Purton Parties may send written notice of the default to the Elixir Parties’ address for notices specified herein;

(2)                                         The Elixir Parties must within 14 days of receiving such written notice of default remedy the default and send written notice of having remedied the default to the Purton Parties’ solicitors;

(3)                                         If, within 14 days after having sent a written notice of default to the Elixir Parties the Purton Parties have not received the written notice of remedy referred to in the preceding sub-clause the Purton Parties shall be at liberty to commence a proceeding to enforce their rights under this deed and apply for judgment in whatever form is appropriate to the nature of the default and it is hereby further agreed that:

(A)                                        this Deed may be produced as evidence of the Elixir Parties’ irrevocable consent to such judgment; and

(B)                                        an affidavit by a solicitor acting for the Purton Parties to the effect that the default has occurred and not been remedied shall be sufficient evidence of same.

(c)                                           In the event of default by the Purton Parties or any one of them in any promise made under this Deed, the parties agree that the following provisons shall apply:

(1)                                         The Elixir Parties may send written notice of the default to the Purton Parties’ address for notices specified herein;

(2)                                         The Purton Parties must within 14 days of receiving such written notice of default remedy the default and send written notice of having remedied the default to the Elixir Parties’ solicitors;

8 Confidentiality

(3)                                         If, within 14 days after having sent a written notice of default to the Purton Parties the Elixir Parties have not received the written notice of remedy referred to in the preceding sub-clause the Elixir Parties shall be at liberty to commence a proceeding to enforce their rights under this deed and apply for judgment in whatever form is appropriate to the nature of the default and it is hereby further agreed that:

(A)                                        this Deed may be produced as evidence of the Purton Parties’ irrevocable consent to such judgment; and

(B)                                        an affidavit by a solicitor acting for the Elixir Parties to the effect that the default has occurred and not been remedied shall be sufficient evidence of same.

8                                                  Confidentiality

(a)                                          Neither party may disclose any information in respect of this deed, other than for the purpose of enforcing this deed, obtaining legal or tax advice in relation to this deed, or as required by law, rules or regulations under the applicable stock exchange; or with the prior written consent of the other party.

(b)                                          Subject to the permitted disclosures in sub-clause (a) above, each party must use its best endeavours to ensure that none of its employees, servants, agents, officers or advisers or Related Parties disclose any such information.

9                                                  Plea in bar

Each party acknowledges that the other party and its Related Parties are entitled to enforce this deed directly and in the case of its Related Parties to the same extent as if the Related Parties were named as parties to this deed and may plead this deed in bar to any claim or proceeding by the other party or its Related Parties in respect of the Released Matters.

10                                           Costs and expenses

(a)                                          Each party must pay its own legal and other costs and expenses in respect of the Dispute.

(b)                                          Each party must pay its own costs and expenses in respect of:

(1)                                         the negotiation, preparation, execution, delivery, stamping and registration of this deed; and

(2)                                         the enforcement or protection or attempted enforcement or protection of any rights under this deed,

including, but not limited to, any legal costs and expenses on an indemnity basis and any professional consultant’s fees in respect of any of the above.

11 General

11                                           General

11.1                                 Notices

(a)                                          Notice of any default or other matter required under this deed must be sent to:

(1)                                         Hall and Wilcox Lawyers, level 30, 600 Bourke Street, Melbourne, Victoria 3000 (in respect of notices to the Purton Parties).

(2)                                         Freehills, level 42, 101 Collins Street, Melbourne, Victoria 3000 (in respect of notices to the Elixir Parties).

11.2                                 Governing law and jurisdiction

(a)                                          This deed is governed by the law in force in Victoria.

(b)                                          Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Victoria and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

11.3                                 Time of the essence

Time is of the essence in relation to all promises made under this Deed.

11.4                                 Invalidity and enforceability

(a)                                          If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)                                          Clause 11.4(a) does not apply where enforcement of the provision of this deed in accordance with clause 11.4(a) would materially affect the nature or effect of the parties’ obligations under this deed.

11.5                                 Waiver

(a)                                          No party to this deed may rely on the words or Conduct of any other party as a Waiver of any Right unless the Waiver is in writing and signed by the party granting the Waiver.

(b)                                          The meanings of the terms used in this clause 11.5 are set out below.

Term	Meaning

Conduct	includes delay in the exercise of a right.

Right	any right arising under or in connection with this deed and includes the right to rely on this clause.

12 Interpretation

Term	Meaning

Waiver	an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

11.6                                 Variation

A variation of any term of this deed must be in writing and signed by the parties.

11.7                                 Assignment of rights

(a)                                          Rights arising out of or under this deed are not assignable by a party without the prior written consent of the other parties.

(b)                                          A breach of clause 11.7(a) by:

(1)                                         the Purton Parties entitles the Elixir Parties to terminate this deed;

(2)                                         the Elixir Parties entitles the Purton Parties to terminate this deed.

(c)                                           Clause 11.7(b) does not affect the construction of any other part of this deed.

11.8                                 Severability

(a)                                          Subject to clause 11.8(b) the application of any clause of this deed which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                          Clause 11.8(a) does not apply where the prohibition of the application of any clause of this deed in any jurisdiction would substantially change the nature of the parties’ obligations under the deed.

11.9                                 Entire agreement

This deed states all the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

11.10                          No reliance

No party has relied on any statement by any other party not expressly included in this deed.

11.11                          Counterparts

This deed may be executed in any number of counterparts.

12                                           Interpretation

12.1                                 Agreement components

This deed includes any schedule.

12 Interpretation

12.2                                 Interpretation

In this deed:

(a)                                          Headings and bold type are for convenience only and do not affect the interpretation of this deed.

(b)                                          The singular includes the plural and the plural includes the singular.

(c)                                           Words of any gender include all genders.

(d)                                          Other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning.

(e)                                           An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)                                            A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed and a reference to this deed includes any schedule, attachment and exhibit.

(g)                                           A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(h)                                          A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

(i)                                              A reference to a party to a document includes that party’s successors and permitted assignees.

(j)                                             A promise on the part of 2 or more persons binds them jointly and severally. Each of the “Purton Parties” and “Elixir Parties” shall be regarded as a “party” to this deed. Receipt of the Settlement Sum by any one of the Purton Parties pursuant to clause 1 above shall be deemed received by all Purton Parties.

(k)                                          A reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(l)                                              A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

(m)                                      No provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision.

(n)                                          A reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)                                         which ceases to exist; or

(2)                                         whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

12.3                                 Interpretation of inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

12 Interpretation

12.4                                 Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

Signing page

Executed as a deed

Executed by:

William Westmore Purton

Witness

Wiliam Westmore Purton	Witness name (please print)

Synwood Pty Ltd
(ACN 005 506 150)
in accordance with section 127 of the Corporations Act 2001

Secretary/ Director	Witness

Wiliam Westmore Purton
Name (please print)	Witness name (please print)

Lancefield Management Pty Ltd
(ACN 124 769 133)

in accordance with section 127 of the Corporations Act 2001

Secretary/ Director	Witness

Wiliam Westmore Purton
Name (please print)	Witness name (please print)

Elixir Gaming Techonologies, Inc
in accordance with section 127 of the Corporations Act 2001

Secretary/ Director	Witness

Clarence Chung
Name (please print)	Witness name (please print)

Dolphin Products Pty Ltd
(ACN 004 241 945)
in accordance with section 127 of the Corporations Act 2001

Secretary/ Director	Witness

Clarence Chung
Name (please print)	Witness name (please print)

Dolphin Advanced Technologies Pty Ltd
(ACN 007 081 996)
in accordance with section 127 of the Corporations Act 2001

Secretary/ Director	Witness

Clarence Chung
Name (please print)	Witness name (please print)

Annexure 1

Amended Statement of Claim

Annexure 2

Defence to Amended Statement of Claim and Amended Counterclaim

Annexure 3

Assignment by Inventors

Annexure 4

Declaration for Patent Application

Annexure 5

Short Minutes of Order

(1)                                         The Proceeding is dismissed by consent.

(2)                                         No order as to costs.